Exhibit 16.1

July 27, 2007

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re: HS3 Technologies, Inc.
File Ref. No. 33-117874

Ladies and Gentlemen:

We have read Item 4.01 of Form 8-K dated July 27, 2007 of HS3 Technologies, Inc., and are in agreement with the section entitled "Changes in Registrant's Certifying Accountant". We have no basis to agree or disagree with other statements of the registrant contained therein.

Gordon, Hughes & Banks, LLP

Gordon, Hughes & Banks, LLP